UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2024, America’s Car-Mart, Inc. (the “Company”), through its principal operating subsidiary, America’s Car Mart, Inc., entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Employment Agreement, dated December 19, 2023 and effective as of October 1, 2023, with the Company’s President and CEO, Douglas W. Campbell (the “Agreement”).

The Amendment revises the terms of Mr. Campbell’s restricted stock award under the Agreement to be based on the fair market value of the Company’s common stock as of the signing date of Agreement rather than October 1, 2023, and extends the timetable for granting his restricted stock and stock option awards as provided in the Agreement. Under the terms of the Amendment, no later than January 29, 2024, Mr. Campbell will receive an award of restricted shares of common stock with a fair market value of $3.36 million, based on the closing pricing of the Company’s common stock as of the trading day immediately preceding December 19, 2023, and a stock option award representing shares of common stock with a target fair market value of $5.04 million. The restricted shares will vest in three equal annual installments on September 30th in each of the next three years, and the stock options will vest in their entirety on December 19, 2026, subject to certain performance conditions to be determined by the Committee. The Committee has determined that the vesting of the stock options will be based equally on the Company’s four-quarter average return on equity during the period from November 1, 2023 to October 31, 2026, and the 90-day average of the closing price of the Company’s common stock as reported on the Nasdaq Stock Market during the period from December 19, 2023 to December 18, 2026, with the number of options vesting to be within a range of 0% to 150% of the target award determined on a straight-line basis between the threshold and maximum amounts based on the Company’s actual performance achieved for each measure, subject to a threshold level of performance being achieved. The restricted stock and stock option awards were granted by the Company on January 25, 2024.

As previously disclosed, under the terms of the Amendment, Mr. Campbell will not be eligible to receive any further long-term equity incentive awards until October 1, 2026. Thereafter, Mr. Campbell will be eligible for additional long-term incentive awards under the Company’s Amended and Restated Stock Option Plan and its Amended and Restated Stock Incentive Plan (and any successor plans) at the discretion of the Committee.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Employment Agreement, dated December 19, 2023, between America’s Car Mart, Inc., an Arkansas corporation, and Douglas Campbell (Incorporated by reference to the Company’s Current Report on Form 8-K/A filed with the SEC on December 26, 2023).

10.2	Amendment No. 1, dated January 24, 2024, to the Amended and Restated Employment Agreement, dated December 19, 2023, between America’s Car Mart, Inc., an Arkansas corporation, and Douglas Campbell.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: January 30, 2024	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)